Exhibit 10.3

AMENDMENT NO. 1 TO

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

WELLS TIMBER OPERATING PARTNERSHIP, LP

The undersigned, as the General Partner of Wells Timber Operating Partnership, L.P. (the “Partnership”), hereby amends the Partnership’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), pursuant to Article XI of the Partnership Agreement, as follows:

Section 2.02 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

Name, Office and Registered Agent. The name of the Partnership is Wells Timberland Operating Partnership, L.P. The specified office and place of business of the Partnership shall be 6200 The Corners Parkway, Norcross, Georgia 30092-3365. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

In all other respects, the Partnership Agreement shall continue in full force and effect as amended hereby. Any capitalized terms used in this Amendment and not defined herein have the meanings given to them in the Partnership Agreement.

Dated: November 16, 2006	WELLS TIMBER OPERATING PARTNESHIP, L.P.

	By:	WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC., its general partner

		By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President